Exhibit 99.1

CONTROL ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

DATE: DECEMBER 6, 2016

TIME: AT 9:00 AM (LOCAL TIME)

LOCATION: Law offices of Holland & Knight, 50 North Laura Street, Suite 3900, Jacksonville FL 32202

THIS COMMUNICATION REPRESENTS A NOTICE TO ACCESS A MORE COMPLETE SET OF PROXY MATERIALS AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THE PROXY MATERIALS ARE AVAILABLE AT:  http://www.equitystock.com.

●	IF YOU DECIDE TO VIEW THE PROXY MATERIALS AND VOTE YOUR SHARES ONLINE,

Step 1: Go to http://www.equitystock.com.

Step 2: Click the “Vote Your Proxy” link.

Step 3: Click on the logo of Drone Aviation Holding Corp.

Step 4: To view or download the proxy materials, click on the link that describes the material you wish to view or download. For example, to view or download the Proxy Statement, click on the “Proxy Statement” link.

Step 5: To vote online, click on the designated link and follow the on-screen instructions. YOU MAY VOTE ONLINE UNTIL 11:59 PM EASTERN TIME DECEMBER 5, 2016.

●	IF YOU WANT TO RECEIVE A PAPER COPY OF THE PROXY MATERIALS INCLUDING THE PROXY CARD, YOU MUST REQUEST ONE. THERE IS NO CHARGE TO YOU FOR REQUESTING A COPY. TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST, AS INSTRUCTED BELOW, BEFORE NOVEMBER 23, 2016.

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE:	FAX:	INTERNET:	EMAIL:
CALL TOLL FREE	SEND THIS CARD TO	www.equitystock.com	proxy@equitystock.com
1-855-557-4647	1-646-201-9006	FOLLOW THE ON-SCREEN INSTRUCTIONS.	INCLUDE YOUR CONTROL ID IN YOUR EMAIL.

HOW TO ATTEND THE MEETING AND VOTE IN PERSON: PLEASE COME TO LAW OFFICES OF HOLLAND & KNIGHT, 50 NORTH LAURA STREET, SUITE 3900, JACKSONVILLE FL 32202 ON DECEMBER 6, 2016 AT 9:00AM TO ATTEND THE MEETING AND VOTE IN PERSON.

VOTING ITEMS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING:

1.	Election of Directors

Nominees – Jay H. Nussbaum, Kevin Hess, Wayne Jackson, Michael Haas and Michael Flynn.

2.	Approval of the 2015 Equity Incentive Plan (the “2015 Plan”) and an amendment to the plan to: (i) increase the number of shares of our common stock which may be granted under the plan from 250,000 to 883,000 and (ii) reduce the automatic increase in the Share Limit provided for in Section 7.1(b) of the 2015 Plan from 20% to 10% with such amount rounded down to the nearest 1,000 shares.

3.	Ratification of MaloneBailey, LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2016.

4.	Approval of any other business as may properly come before the annual meeting or any adjournments thereof.

THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON OCTOBER 17, 2016 AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO RECEIVE NOTICE OF THE ANNUAL MEETING AND TO VOTE OUR SHARES THEY HELD ON THAT DATE AT THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

PLEASE NOTE–THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD.  TO VOTE YOUR SHARES, YOU MUST VOTE ONLINE OR REQUEST A PAPER OF PROXY MATERIALS TO RECEIVE A PROXY CARD.

IF YOU WISH TO ATTEND AND VOTE AT THE MEETING, PLEASE BRING THIS NOTICE.

YOUR VOTE IS IMPORTANT!